EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
NVIDIA Reports Financial Results for Third Quarter Fiscal Year 2010

•	Revenue up 16 percent quarter-on-quarter to $903.2 million

•	GAAP net income of $107.6 million, or $0.19 cents per diluted share

•	GAAP gross margin of 43.4 percent; non-GAAP gross margin of 41.0 percent

•	Cash flow from operating activities of $141.3 million; free cash flow from operations of $124.7 million

SANTA CLARA, Calif.—Nov. 5, 2009—NVIDIA Corp. (Nasdaq: NVDA) today reported revenue of $903.2 million for the third quarter of fiscal 2010 ended Oct. 25, 2009, up 16 percent from the previous quarter and up slightly from $897.7 million reported in the same period a year earlier.

On a GAAP basis, the company recorded net income of $107.6 million, or $0.19 per diluted share, compared with net income of $61.7 million, or $0.11 per diluted share a year ago.  Third quarter GAAP results included a benefit to operating income of $25.1 million related to insurance reimbursements received during the quarter.  On a non-GAAP basis – excluding the insurance reimbursements and stock-based compensation, as well as their associated tax impact − net income was $110.3 million, or $0.19 per diluted share, compared with $111.4 million, or $0.20 per diluted share, a year earlier.

Quarterly Results Highlights
($ in millions except per share data)	Q3 FY2010	Q2 FY2010	Q3 FY 2009
Revenue	$903.2	$776.5	$897.7
GAAP:
Gross margin	43.4%	20.2%	41.0%
Net income (loss)	$107.6	$(105.3)	$61.7
Income (loss) per share	$0.19	$(0.19)	$0.11
Non-GAAP: (1)
Gross margin	41.0%	36.3%	41.9%
Net income	$110.3	$37.7	$111.4
Income per share	$0.19	$0.07	$0.20
(1) See Non-GAAP Measures for an explanation of these figures.

“We continued to make progress in the third quarter with healthy market demand across the board,” said Jen-Hsun Huang, president and chief executive officer, NVIDIA.  “Revenue was up from a year ago, with improvement in each of our PC, professional solutions and consumer businesses.  It’s great to see us shipping orders with our Tegra mobile-computing solution, and growing enthusiasm for our Tesla platform for parallel computing in the server and cloud-computing markets.”

Gross margin, on a GAAP basis, increased to 43.4 percent from 20.2 percent in the previous quarter and 41.0 percent a year earlier.  On a non-GAAP basis, gross margin was 41.0 percent, up 4.7 points from the 36.3 percent reported in the previous quarter but slightly off from 41.9 percent a year earlier.

GAAP net loss for the nine months ended Oct. 25, 2009 was $199.1 million, or $0.36 per share, compared to a net income of $117.6 million, or $0.20 per diluted share for the nine months ended Oct. 26, 2008.  Non-GAAP net income for the nine months ended Oct. 25, 2009, which excludes a $93.9 million net charge related to the weak die/packaging material set that was used in certain versions of our previous generation chips, a non-recurring charge of $140.2 million in connection with a cash tender offer to purchase employee stock options, stock-based compensation charges, and their associated tax impact, was $101.4 million, or $0.18 per diluted share, compared to a net income of $397.7 million, or $0.68 per diluted share for the nine months ended Oct. 26, 2008.

Outlook

The outlook for the fourth quarter of fiscal 2010 is as follows:

•	Revenue is expected to be up slightly, approximately 2 percent, from the third quarter.

•	GAAP gross margin is expected to be in the range of 40 to 42 percent.

•	GAAP operating expenses are expected to be approximately $305 million.

Third Quarter Fiscal 2010 and Recent Highlights:

•	First major Tegra™ devices shipped: Microsoft’s Zune HD and the Samsung M1.

•
Held first ever GPU Technology Conference, which was 50% oversubscribed, with 1,500 attendees from 40 countries.  More than 200 technical sessions were conducted, and presentations were made by 60 emerging companies that utilize the graphics processing unit (GPU).

•
Introduced the next generation CUDA™ GPU architecture, codenamed “Fermi.”  The Fermi architecture is the foundation for the world’s first computational GPUs, delivering breakthroughs in both graphics and parallel computing.

•	Oak Ridge National Laboratory announced plans to use Fermi to build a new supercomputer, which is designed to be the world’s fastest.

•
Launched the industry’s first development environment for massively parallel computing.  The tool,  code-named “Nexus”, is integrated into Microsoft Visual Studio, so that developers will be able to use Visual Studio and C++ to write applications that leverage Fermi GPUs.

•	Launched NVIDIA® RealityServer®, a powerful combination of GPUs and software that streams interactive, photorealistic 3D applications to any web connected PC, laptop, netbook or smart phone.

•	Adobe’s new Flash Player 10.1 will be accelerated by GeForce®, NVIDIA ION™ and Tegra™ products, helping to bring uncompromised browsing of rich Web content to netbooks, smartphones and smartbooks.

Conference Call and Web Cast Information

NVIDIA will conduct a conference call with analysts and investors to discuss its third quarter fiscal 2010 financial results and current financial prospects today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).  To listen to the call, please dial (212) 231-2900.  A live Web cast (listen-only mode) of the conference call will be held at the NVIDIA investor relations Web site www.nvidia.com/ir and at www.streetevents.com.  The Web cast will be recorded and available for replay until the company's conference call to discuss its financial results for its fourth quarter fiscal 2010.

Non-GAAP Measures

To supplement NVIDIA’s Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheets presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance.  These non-GAAP measures include non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income, non-GAAP net income per share, free cash flow and days sales in inventory.  In order for NVIDIA’s investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude a charge related to the weak die/packaging material set that was used in certain versions of NVIDIA’s previous generation chips, net of insurance reimbursements, a non-recurring charge related to a tender offer purchase, a non-recurring charge against cost of revenue related to a royalty dispute, a non-recurring restructuring charge against operating expenses, recurring stock-based compensation charges, and the associated tax impact of these items, where applicable.  Free cash flow is calculated as GAAP net cash provided by operating activities less purchases of property and equipment and intangible assets.  Days sales in inventory is computed using GAAP ending inventory multiply by the number of days in the period divided by the non-GAAP cost of revenue.  NVIDIA believes the presentation of its non-GAAP financial measures enhances the user's overall understanding of the company’s historical financial performance. The presentation of the company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

About NVIDIA

NVIDIA (Nasdaq: NVDA) awakened the world to the power of computer graphics when it invented the graphics processing unit (GPU) in 1999.  Since then, it has consistently set new standards in visual computing with breathtaking, interactive graphics. Expertise in programmable GPUs has led to breakthroughs in parallel processing which make supercomputing inexpensive and widely accessible.  Fortune magazine has ranked NVIDIA #1 in innovation in the semiconductor industry for two years in a row.  For more information, see www.nvidia.com.

Certain statements in this press release including, but not limited to, statements as to: the benefits and impact of, and demand and enthusiasm for, NVIDIA’s products and technologies; and NVIDIA’s revenue outlook for the fourth quarter of fiscal 2010; are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations.  Important factors that could cause actual results to differ materially include: global economic conditions; development of faster or more efficient technology; the impact of technological development and competition; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the reports  NVIDIA files with the Securities and Exchange Commission, or SEC, including its Form 10-Q for the fiscal period ended July 26, 2009.  Copies of reports filed with the SEC are posted on NVIDIA’s website and are available from NVIDIA without charge.  These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Copyright © 2009 NVIDIA Corporation.  All rights reserved. NVIDIA, the NVIDIA logo, GeForce, Tegra, NVIDIA ION and CUDA are registered trademarks and/or trademarks of NVIDIA Corporation in the United States and other countries.  All other company and/or product names may be trade names, trademarks, and/or registered trademarks of the respective owners with which they are associated.  Features, pricing, availability, and specifications are subject to change without notice.

###

For further information, contact:

Michael Hara	Robert Sherbin
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
(408) 486-2511	(408) 566 - 5150
mhara@nvidia.com	rsherbin@nvidia.com

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)
	Three Months Ended		Nine Months Ended
	October 25,	October 26,	October 25,	October 26,
	2009	2008	2009	2008
Revenue	$903,206	$897,655	$2,343,957	$2,943,719
Cost of revenue	511,423	529,812	1,605,755	1,911,116
Gross profit	391,783	367,843	738,202	1,032,603
Operating expenses
Research and development	197,948	212,360	692,600	644,100
Sales, general and administrative	85,990	90,349	278,829	275,782
Restructuring charges	-	8,338	-	8,338
Total operating expenses	283,938	311,047	971,429	928,220
Operating income (loss)	107,845	56,796	(233,227)	104,383
Interest and other income, net	2,362	4,207	11,512	23,038
Income (loss) before income tax expense	110,207	61,003	(221,715)	127,421
Income tax expense (benefit)	2,630	(745)	(22,652)	9,797
Net income (loss)	$107,577	$61,748	$(199,063)	$117,624

Basic net income (loss) per share	$0.20	$0.11	$(0.36)	$0.21
Diluted net income (loss) per share	$0.19	$0.11	$(0.36)	$0.20
Shares used in basic per share computation	551,283	543,807	546,737	551,623
Shares used in diluted per share computation	574,381	564,536	546,737	590,490

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	October 25,	January 25,
	2009	2009
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$1,634,079	$1,255,390
Accounts receivable, net	397,820	318,435
Inventories	277,643	537,834
Prepaid expenses and other current assets	48,174	56,299
Total current assets	2,357,716	2,167,958

Property and equipment, net	565,296	625,798
Goodwill	369,844	369,844
Intangible assets, net	127,817	147,101
Deposits and other assets	42,901	40,026
Total assets	$3,463,574	$3,350,727

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$321,530	$218,864
Accrued liabilities and other current liabilities	567,276	559,727
Total current liabilities	888,806	778,591

Other long-term liabilities	126,373	151,850
Capital lease obligations, long term	24,760	25,634
Stockholders' equity	2,423,635	2,394,652
Total liabilities and stockholders' equity	$3,463,574	$3,350,727

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
	Three Months Ended			Nine Months Ended
	October 25,	July 26,	October 26,	October 25,	October 26,
	2009	2009	2008	2009	2008

GAAP gross profit	$391,783	$156,723	$367,843	$738,202	$1,032,603
GAAP gross margin	43.4%	20.2%	41.0%	31.5%	35.1%

Stock-based compensation expense included in cost of revenue (A)	2,650	4,828	3,558	9,708	10,027
Net warranty charge against cost of revenue arising from a weak die/packaging material set (B)	(24,115)	119,993	-	95,878	195,954
Non-recurring charge related to a royalty dispute	-	-	4,500	-	4,500
Stock option purchase charge related to cost of revenue (C)	-	-	-	11,412	-
Non-GAAP gross profit	$370,318	$281,544	$375,901	$855,200	$1,243,084
Non-GAAP gross margin	41.0%	36.3%	41.9%	36.5%	42.2%

GAAP net income (loss)	$107,577	$(105,302)	$61,748	$(199,063)	$117,624
Stock-based compensation expense (A)	22,982	25,376	38,384	82,471	120,873
Net warranty charge against cost of revenue arising from a weak die/packaging material set (B)	(25,105)	119,054	-	93,949	195,954
Restructuring charges	-	-	8,338	-	8,338
Non-recurring charge related to a royalty dispute	-	-	4,500	-	4,500
Stock option purchase charge (C)	-	-	-	140,241	-
Income tax impact of non-GAAP adjustments	4,876	(1,398)	(1,540)	(16,212)	(49,624)
Non-GAAP net income	$110,330	$37,730	$111,430	$101,386	$397,665

Diluted net income (loss) per share
GAAP	$0.19	$(0.19)	$0.11	$(0.36)	$0.20
Non-GAAP	$0.19	$0.07	$0.20	$0.18	$0.68

Shares used in GAAP diluted net income (loss) per share computation	574,381	546,639	564,536	546,737	590,490
Impact of non-GAAP adjustments on dilutive share computation	(1,190)	15,996	(3,374)	16,291	(9,058)
Shares used in non-GAAP diluted net income per share computation	573,191	562,635	561,162	563,028	581,432

Metrics:
GAAP net cash flow provided by operating activities	$141,317	$135,117	$43,003	$418,562	$269,205
Purchase of property and equipment and intangible assets	(16,593)	(17,656)	(109,008)	(55,026)	(364,695)
Free cash flow	$124,724	$117,461	$(66,005)	$363,536	$(95,490)

GAAP cost of revenue [1]	$511,423	$619,797	$529,812	$1,605,755	$1,911,116
GAAP inventory [2]	$277,643	$279,216	$523,988	$277,643	$523,988
Days in period [3]	91	91	91	273	273
GAAP days sales in inventory [2]*[3]÷[1]	49	41	90	47	75

GAAP revenue	$903,206	$776,520	$897,655	$2,343,957	$2,943,719
Less: Non-GAAP gross profit	(370,318)	(281,544)	(375,901)	(855,200)	(1,243,084)
Non-GAAP cost of revenue [4]	$532,888	$494,976	$521,754	$1,488,757	$1,700,635

GAAP ending inventory [5]	$277,643	$279,216	$523,988	$277,643	$523,988
Days in period [6]	91	91	91	273	273
Non-GAAP days sales in inventory [5]*[6]÷[4]	47	51	91	51	84

(A) Results include stock-based compensation expense as follows (in thousands):
	Three Months Ended			Nine Months Ended
	October 25,	July 26,	October 26,	October 25,	October 26,
	2009	2009	2008	2009	2008
Cost of revenue	$2,650	$4,828	$3,558	$9,708	$10,027
Research and development	$12,853	$13,268	$22,740	$47,391	$71,500
Sales, general and administrative	$7,479	$7,280	$12,086	$25,372	$39,346

(B) Excludes a charge related to the weak die/packaging material set that was used in certain versions of our previous generation chips, net of insurance reimbursement.
(C) During the three months ended April 26, 2009, the Company completed a tender offer to purchase an aggregate of 28.5 million outstanding stock options for a total cash payment of $78.1 million. As a result of the tender offer the Company incurred a charge of $140.2 million, consisting of the remaining unamortized stock-based compensation expenses associated with the unvested portion of the options tendered in the offer, stock-based compensation expense resulting from amounts paid in excess of the fair value of the underlying options, plus associated payroll taxes and professional fees. The $140.2 million stock option purchase charge for the three months ended April 26, 2009 relates to personnel associated with cost of revenue (for manufacturing personnel), research and development, and sales, general and administrative of $11.4 million, $90.5 million, and $38.3 million, respectively.